Second Quarter 2026 Shareholder Letter JULY 29, 2026 Exhibit 99.1

A letter to shareholders The second quarter represented a meaningful leap forward in our path to scale, anchored by a number of customer wins. To capitalize on this growing demand, last week, we launched our new fleet of driverless trucks based on the International® LT® series vehicle — without a person behind the wheel. This milestone includes the integration of our second-generation commercial hardware kit and officially moves Aurora into the start of our commercial scaling phase. Backed by this momentum, we are already fully allocated to exit the year with 200 driverless trucks in operation and are in negotiations with a number of customers for our Driver as a Service (DaaS) business model for 2027 and beyond.

Accelerating commercial flywheel Our commercial momentum continues to accelerate after a strong start to the year, driven by a powerful customer flywheel effect. We recently executed Transportation as a Service (TaaS) agreements with two customers that aim to optimize operations and grow their networks with Aurora Driver-powered trucks, starting in Laredo, Texas, where nearshoring is driving unprecedented freight volume. Charger Logistics will use the Aurora Driver to add capacity on its network and drive higher utilization, starting between Dallas and Laredo, one of its busiest freight lanes in the Sun Belt. Autonomous trucking represents a transformational opportunity for the freight industry. By deploying the Aurora Driver on one of our busiest U.S. freight corridors, we expect to enhance capacity, improve asset utilization, and strengthen service reliability for customers moving temperature-controlled, pharmaceutical, and other mission-critical freight. This marks an important step in advancing the future of safe, efficient, and technology-enabled logistics.” —ANDY KHERA, PRESIDENT, CHARGER LOGISTICS 32Q26 SHAREHOLDER LETTER

We’re proud to work alongside Aurora to move autonomous trucking from possibility to everyday freight operations. The Aurora Driver will add flexible capacity on key long-haul corridors while allowing our drivers to focus where their experience matters most. Phoenix to Fort Worth and Laredo to Dallas are the starting point, not the finish line. Together, we intend to build one of the most advanced transportation networks across North America.” —JOE SKOOG, CEO, VALUE TRUCK Value Truck, a fast-growing cross-border carrier, will initially deploy the Aurora Driver on two routes: Dallas-Laredo and Fort Worth-Phoenix — freeing up its drivers to focus on local freight while adding the potential for 24/7 capacity on key long-haul and high-volume routes. 42Q26 SHAREHOLDER LETTER

In addition, we expanded our operations with Volvo Autonomous Solutions (V.A.S.), with their launch of commercial freight service for industry leaders DSV and AVI-SPL. Using the Volvo VNL Autonomous powered by the Aurora Driver, V.A.S. is running transport services for DSV in Texas, demonstrating how together we can integrate autonomy into complex, large-scale logistics networks to strengthen efficiency, asset utilization, and supply chain resilience. We see clear opportunities to improve safety and driver comfort, help mitigate a growing driver shortage, and unlock better asset utilization through 24/7 operations for the benefit of our customers.” —HELMUT SCHWEIGHOFER, CEO, DSV ROAD 52Q26 SHAREHOLDER LETTER

AVI SPL

With AVI-SPL, a leading global technology solutions provider, V.A.S. is moving time-sensitive, high-value freight in Texas with the Volvo VNL Autonomous powered by the Aurora Driver.

> **Autonomous transportation has the potential to significantly reshape the future of logistics. This collaboration allows AVI-SPL to explore innovative technologies that can help improve operational resilience, support long-term scalability, and strengthen the overall customer experience."**
>
> —TIM RIEK, CHIEF STRATEGY OFFICER, AVI-SPL

Proving the value of our technology across complex networks and diverse applications lays the groundwork for widespread market adoption. Every new customer acts as a pipeline multiplier. As the broader logistics industry prepares to adopt autonomy, we are streamlining our customer onboarding cycle. This velocity is a powerful testament to the pent-up demand for a solution that helps address systemic industry bottlenecks.

While expanding our commercial relationships, the Aurora Driver completed nearly 440,000 driverless miles since launch through the end of June, maintaining a 100% on-time performance record and zero Aurora Driver-attributed collisions. With additional trucks entering service weekly, we expect driverless miles to accelerate meaningfully moving forward.

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Building a seamless customer experience Our scaling plan for this new fleet prioritizes driverless delivery to and from customer facilities to further strengthen the Aurora Driver’s value proposition. Our work with Detmar Logistics in West Texas illustrates this versatility. We have deployed driverless operations without a person behind the wheel between their facility in Midland, Texas and Capital Sand’s mining site in Monahans, Texas, along I-20. To support this deployment, we validated a frac sand trailer with minimal integration work, demonstrating the modularity and adaptability of the Aurora Driver. 72Q26 SHAREHOLDER LETTER

Aurora

Aurora Driver navigating in and out of fuel island in truck stop pilot

To enable nationwide driverless trucking and ensure seamless end-to-end service for our customers, we recently began supervised testing of weigh station navigation and on-route fueling. While robotaxis will require extensive infrastructure build-out, the freight ecosystem's established service networks and turnkey truck stop footprint make trucking a 'plug-and-play' market for autonomous technology. Leveraging this infrastructure, we are now piloting third-party fueling and scaling at truck stops. In these pilots, truck stop staff fuel the truck as the Aurora Driver navigates in and out of the fuel island. Looking ahead, truck stop personnel will utilize automated arrival notifications to efficiently secure, fuel, and release Aurora Driver-powered trucks, enabling continuous long-haul travel.

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Unwavering commitment to safety and transparency

As we scale driverless operations, our commitment to safety and transparency remains a core cultural tenet and key differentiator. We embed safety into every stage of the engineering lifecycle and rigorously measure our work against leading industry standards.

6M+ commercial miles

Cumulative through 6/30/26

Following our first-of-its-kind 2024 organizational audit by TÜV SÜD, Edge Case recently completed a comprehensive, independent audit of our driverless Safety Case, setting a new bar for autonomous vehicle safety assurance. As we expanded our driverless network, the assessment confirmed that our Safety Case is well-structured, aligned with industry standards, actively maintained, and backed by hard facts.

> **Our work with Aurora is a reflection of the industry's growing interest in more open, rigorous, and independently validated approaches to safety. This is how we raise the bar and build lasting confidence in autonomous systems."**
>
> —NATHAN PARKER, CEO, EDGE CASE

By independently validating both our organizational processes and our real-world Safety Case, we deliver the transparency necessary to build lasting confidence with commercial partners, regulators, and the public.

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Multi-platform path to scale To support customer demand that is accelerating, we continue to advance our hardware and autonomy-enabled truck programs. The launch of our new fleet of driverless trucks based on the International LT series vehicle also marks the initial commercial deployment of our second-generation commercial hardware kit. Engineered for one million miles of operation, this kit is designed to significantly increase uptime and reliability. It also delivers substantial performance gains, including a more efficient computer and an extended one-kilometer range for FirstLight, our proprietary long- range FMCW lidar. This long-range capability provides the Aurora Driver with more than 34 seconds of reaction time at highway speeds, setting a new superhuman standard for safety. Crucially, we expect this kit to drive a 50%+ reduction in Aurora Driver hardware costs, a key lever supporting our breakeven gross margin target.

We expect to have 20-25 second-generation driverless trucks in operation by the end of the third quarter. To support our scaling plan, our upfitter, Roush, has commenced manufacturing at a dedicated facility for Aurora. We have already received the initial builds and expect Roush to ramp to an annual run-rate of 1,000 trucks in October. Initial builds of second-generation driverless trucks at Roush facility 112Q26 SHAREHOLDER LETTER

Concurrently, our ecosystem for series production is on a clear trajectory to hit its stride. At Volvo Group’s 2026 Capital Markets Day, the company announced plans for V.A.S. to begin driverless operations on the Volvo VNL Autonomous in the first quarter of 2027. These trucks will be powered by the Aurora Driver. They expect to exit 2027 with more than 300 driverless trucks — paving the way for industrial scaling in 2028. We are seeing broad enthusiasm and engagement around the industry with Volvo projecting $3 billion in autonomous revenue within five years — the industrialization of autonomous freight is definitively at an inflection point. Volvo has already completed several Aurora Driver-powered trucks on their pilot line ahead of the first quarter 2027 driverless launch. Looking further ahead, we have also built Volvo development trucks equipped with components of our third-generation commercial hardware kit manufactured by AUMOVIO, intended to supply tens of thousands of trucks. We look forward to testing these systems in the coming quarters, ahead of AUMOVIO’s planned start of production in the second half of 2027. In parallel, PACCAR and Aurora are jointly defining the path to a scalable launch of the third-generation commercial hardware kit integrated with PACCAR’s future autonomy enabled platform on their assembly lines. We designed our strategy to enable our asset-light commercial model to be deployed across the leading truck platforms, giving us unmatched flexibility to meet diverse fleet preferences as autonomous trucking scales. Robotaxis are paving the way for autonomous trucking, but I believe that the deployment curve for autonomous trucking will be steeper … in less than 10 years, 1 out of 10 trucks you will see on a U.S. highway will be driverless. That is a consequence of the step change in trucking economics that you cannot afford to miss.” —NILS JAEGER, PRESIDENT, VOLVO AUTONOMOUS SOLUTIONS

Regulatory tailwinds Our commercial readiness is matched by a highly supportive regulatory landscape. California recently joined the majority of other states in the U.S. to permit the deployment of driverless trucks. Last month, I had the privilege of representing our industry before the California Assembly Transportation Committee. This engagement provided an opportunity to share key learnings from our safe driverless operations, outline our thoughtful approach to regional expansion, and foster shared confidence in the future of autonomous freight in the state. We have submitted our application to begin the required drivered testing in California. At the federal level, we are seeing historic momentum toward a unified national framework. In May, the U.S. House Transportation and Infrastructure Committee passed the BUILD America 250 Act, a bipartisan surface transportation reauthorization bill, 62-2. This bill features a dedicated framework for the nationwide deployment of autonomous trucks that would help harmonize the current patchwork of state laws and addresses operational updates that Aurora has long championed. For example, the legislation would explicitly permit the use of cab-mounted warning beacons instead of manually placed warning devices when a commercial motor vehicle is stopped. We continue to engage closely with lawmakers to advance this critical legislation into law and secure American leadership in the global autonomous transportation race. Originally introduced as the AMERICA DRIVES Act, the inclusion of these provisions [in the BUILD America 250 Act] marks a historic step forward in modernizing America’s supply chain by establishing the first-ever national framework for autonomous vehicles.” —REPRESENTATIVE VINCE FONG (R-CA) 132Q26 SHAREHOLDER LETTER

Delivering physical AI Last year, we began operating the first driverless Class 8 trucks on U.S. public roads. Now, we are entering our commercial scaling phase with Aurora Driver 2 — the combination of our new software, second-generation commercial hardware, and a new truck platform without a person behind the wheel. We are already fully allocated to exit the year with 200 driverless trucks, earned third-party validation for our Safety Case, and advanced the industrial partnerships to deliver at the scale this opportunity demands. As our fleet grows week by week, we are positioning Aurora to power a meaningful share of the $1 trillion U.S. logistics industry. I am incredibly proud of the discipline our team has shown in executing our vision responsibly — establishing deep credibility and cultivating an ecosystem of partners, customers, regulators, and investors who share our conviction in the future we are building. Chris Urmson Co-founder & CEO 142Q26 SHAREHOLDER LETTER

From the desk of our CFO Second quarter 2026 revenue totaled $2 million across driverless and vehicle operator-supervised commercial loads. The Aurora Driver achieved another record number of commercial miles driven during the quarter. Second quarter operating loss, including stock-based compensation (SBC), totaled $266 million. Excluding SBC of $60 million, R&D totaled $164 million, SG&A was $37 million, and cost of revenue was $7 million. We used approximately $225 million in operating cash during the second quarter of 2026 and capital expenditures totaled $31 million. Excluding $63 million in cash bonus payments which were funded through our at-the-market (ATM) program, our cash spend was within our externally communicated quarterly average target. During the second quarter, we issued 30 million shares of Class A common stock through our ATM program for net proceeds of $215 million. After using a portion of these proceeds, as planned, to fund the referenced cash bonus payments as well as the tax liability associated with the vesting of employee restricted stock units, we increased our liquidity by $126 million. In turn, we ended the quarter with a very strong balance sheet, including nearly $1.2 billion in cash & short-term investments. We continue to expect 2026 revenue of $14 - $16 million — up 400% year- over-year at the midpoint. Revenue will be back-end loaded — with the fourth quarter projected to contribute over half of full year revenue — as we scale driverless operations following the launch of our new fleet. We anticipate exiting the year with more than 200 driverless trucks in operation, which translates to an approximately $80 million revenue run-rate for our TaaS business. This establishes a powerful foundation for 2027 when we expect the core DaaS model to commence. To support our scaling plan, we continue to expect quarterly cash use of approximately $190 - $220 million, on average, in 2026. This includes approximately $150 million in anticipated full year capital expenditures, primarily attributable to our capacity plan. 152Q26 SHAREHOLDER LETTER

The focused execution driving Aurora’s 2026 transition continued in the second quarter. We are making the strategic investments necessary to bring Aurora Driver 2 to large-scale industrial deployment. With every truck on the road, we are driving a safer, more efficient era for logistics. David Maday CFO 162Q26 SHAREHOLDER LETTER

Cautionary statement regarding forward-looking statements This investor letter contains certain forward-looking statements within the meaning of the federal securities laws. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potential,” “target,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. All statements contained in this investor letter that do not relate to matters of historical fact should be considered forward- looking statements, including but not limited to, those statements around our driverless operations and future operating performance; our ability to meet customer demand, reduce costs and general expectations in future periods; the safety, efficiency and cost benefits of our technology and product; our ability to achieve certain milestones around, and realize the potential benefits of, the development, manufacturing, scaling (including, but not limited to, the route expansion strategy, the transition to our DaaS model, fleet size and our product’s availability and capabilities) and commercialization of the Aurora Driver and related services, on the timeframe we expect or at all; our relationships with our partners and customers (including risks that anticipated customer orders may not materialize, may be delayed, and/or customer contracts may be subject to cancellation, termination, or reduction in scope) and anticipated benefits that they may derive from our product (including, but not limited to, hardware availability, efficiency gains and increasing revenues and margins); the timing for developing and launching, and the anticipated benefits of, future generations of hardware kits; the anticipated impact of our product on the freight and logistics industry; our expected market share and competitive position; the efficiency and effectiveness of our validation process and profitability of our products and services; the ability of our solutions to scale and improve; the regulatory tailwinds and framework in which we operate and our ability to comply with the current and future regulatory framework; and our financial performance, anticipated investment in our fleet and expected cash use. These statements are based on management’s current beliefs and assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Expectations regarding our cash use are based upon assumptions, including research and development and general and administrative activities, as well as anticipated capital investment, capital expenses and working capital, which are subject to uncertainty and change. Important factors that could cause actual results to differ materially include, among others, risks and uncertainties relating to the development, validation, safety performance, and commercialization of the Aurora Driver; regulatory developments and approvals; the performance of and relationships with partners and customers; market demand and competitive dynamics; and liquidity and access to capital. A discussion of these and other risks and uncertainties is included under the heading “Risk Factors” section of Aurora Innovation, Inc.’s (“Aurora”) Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2026, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. All forward-looking statements reflect our beliefs and assumptions only as of the date of this investor letter. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances. 172Q26 SHAREHOLDER LETTER

Aurora Innovation, Inc. Condensed Consolidated Balance Sheets (unaudited) (in millions) June 30, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 136 $ 221 Short-term investments 1,081 1,055 Other current assets 35 41 Total current assets 1,252 1,317 Property and equipment, net 164 103 Operating lease right-of-use assets 84 85 Acquisition related intangible assets, net 617 617 Long-term investments — 183 Other assets 50 38 Total assets $ 2,167 $ 2,343 Liabilities and Stockholders’ Equity Current liabilities: Operating lease liabilities, current $ 12 $ 11 Other current liabilities 98 100 Total current liabilities 110 111 Operating lease liabilities, long-term 70 73 Derivative liabilities, long-term 30 15 Other liabilities 4 4 Total liabilities 214 203 Stockholders’ equity: Common stock - $0.00001 par value, 51,000 shares authorized, 1,998 and 1,943 shares issued and outstanding, respectively — — Additional paid-in capital 7,621 7,312 Accumulated other comprehensive (loss) income (1) 2 Accumulated deficit (5,667) (5,174) Total stockholders’ equity 1,953 2,140 Total liabilities and stockholders’ equity $ 2,167 $ 2,343 182Q26 SHAREHOLDER LETTER

Aurora Innovation, Inc. Condensed Consolidated Statements of Operations (unaudited) (in millions, except per share data) Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Revenue $ 2 $ 1 $ 3 $ 1 Cost of revenue 7 5 13 5 Research and development 211 190 406 372 Selling, general and administrative 50 36 94 65 Loss from operations (266) (230) (510) (441) Other income (expense): Change in fair value of derivative liabilities (16) 16 (17) 7 Other income, net 12 13 34 25 Loss before income taxes (270) (201) (493) (409) Income tax expense — — — — Net loss $ (270) $ (201) $ (493) $ (409) Basic and diluted net loss per share $ (0.14) $ (0.11) $ (0.25) $ (0.23) Basic and diluted weighted-average shares outstanding 1,976 1,785 1,962 1,764 192Q26 SHAREHOLDER LETTER

Aurora Innovation, Inc. Condensed Consolidated Statements of Cash Flows (unaudited) (in millions) Six Months Ended June 30, 2026 2025 Cash flows from operating activities Net loss $ (493) $ (409) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 12 11 Reduction in the carrying amount of right-of-use assets 13 14 Stock-based compensation 106 89 Change in fair value of derivative liabilities 17 (7) Accretion of discount on investments (1) (8) Other operating activities (9) — Changes in operating assets and liabilities: Other current and non-current assets (2) — Operating lease liabilities (13) (14) Other current and non-current liabilities (14) 38 Net cash used in operating activities (384) (286) Cash flows from investing activities Purchases of property and equipment (56) (15) Purchases of investments (474) (734) Maturities and sales of investments 630 650 Net cash provided by (used in) investing activities 100 (99) Cash flows from financing activities Proceeds from issuance of common stock 247 427 Payments for taxes on net settlement of equity incentive awards (44) (45) Other financing activities — (2) Net cash provided by financing activities 203 380 Net decrease in cash, cash equivalents, and restricted cash (81) (5) Cash, cash equivalents, and restricted cash at beginning of the period 235 227 Cash, cash equivalents, and restricted cash at end of the period $ 154 $ 222 202Q26 SHAREHOLDER LETTER

Aurora Innovation, Inc. Non-GAAP Financial Information (unaudited) (in millions) The following table reconciles our as reported U.S. GAAP net loss to Non-GAAP adjusted EBITDA. Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Net loss $ (270) $ (201) $ (493) $ (409) Depreciation and amortization 6 5 12 11 Stock-based compensation 60 55 106 89 Change in fair value of derivative liabilities 16 (16) 17 (7) Other income, net (12) (13) (34) (25) Adjusted EBITDA $ (200) $ (170) $ (392) $ (341) Use of Non-GAAP Financial Information Our Non-GAAP Adjusted EBITDA excludes certain items we believe are not representative of continuing operations due to their non-recurring or non-cash nature. We believe Non-GAAP Adjusted EBITDA provides greater transparency to key metrics used by management in its evaluation of ongoing operations which allows investors to better evaluate our operating results. We define Adjusted EBITDA as net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP, adjusted to exclude the impacts of (i) income taxes, (ii) depreciation and amortization, (iii) stock-based compensation, (iv) changes in fair value of derivative liabilities, (v) goodwill impairment and (vi) other non-operating income and expenses. We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as management. However, Adjusted EBITDA is not a financial measure calculated in accordance with U.S. GAAP and should not be considered as a substitute for or superior to net loss, operating loss, or any other operating performance measure, which are calculated in accordance with U.S. GAAP. Using any such financial measure to analyze Aurora’s business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant because they exclude significant expenses that are required by U.S. GAAP to be recorded in Aurora’s financial measures. In addition, although other companies in our industry may report measures titled Adjusted EBITDA, such financial measures may be calculated differently from how we calculate such financial measures, which reduces their overall usefulness as comparative measures. 212Q26 SHAREHOLDER LETTER